UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 29, 2019
ZAGG INC
(Exact name of registrant as specified in its charter)

Delaware	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
910 West Legacy Center Way, Suite 500
Midvale, Utah 84047
(Address of principal executive offices, including zip code)
(801) 263-0699
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $.001 par value	ZAGG	The Nasdaq Stock Market, LLC
(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth under Item 2.03 of this Current Report on Form 8-K with respect to the Second Amendment Agreement (as defined herein) is hereby incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On August 30, 2019, ZAGG Inc, a Delaware corporation (the “Company”), as borrower, entered into a Second Amendment Agreement (the “Second Amendment Agreement”) with KeyBank National Association, Zions Bancorporation, N.A. dba Zions First National Bank, and MUFG Union Bank, N.A. as the lenders, and KeyBank National Association as the administration agent, to amend the Amended and Restated Credit and Security Agreement entered into on April 12, 2018, as amended by a First Amendment Agreement entered into on November 28, 2018 (collectively, the “Credit Agreement”).
The Second Amendment Agreement increases the maximum borrowing amount of the secured revolving credit facility under the Credit Agreement and the First Amendment Agreement (the “Revolver”) by $11,800,000 (the “Temporary Accordion”) from $125,000,000 to $136,800,000, with the Temporary Accordion amount available for the Company to use at the effective date of the Second Amendment Agreement. The Temporary Accordion’s maturity date is December 31, 2019. Except as amended by the Second Amendment Agreement, all terms and covenants within the Credit Agreement remain effective, including previously determined interest rate amounts.
The Company entered into the Second Amendment Agreement to increase its capacity to support sales growth that is expected during the second half of 2019.
The foregoing description of the Second Amendment Agreement is not complete and is subject to and qualified in its entirety by the complete terms of the Second Amendment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.
As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2019, on July 17, 2019, Brian Stech resigned from his position as President of ZAGG Inc, a Delaware corporation (the “Company” or “ZAGG”), and as an officer, director or agent of any affiliates of the Company. Following his resignation, Mr. Stech received an employment offer to serve as the chief executive officer of Incipio, LLC (“Incipio”). In connection with his resignation and the employment offer from Incipio, Mr. Stech and the Company entered into a Separation and Release of Claims Agreement dated August 29, 2019 (the “Separation Agreement”), pursuant to which Mr. Stech has received or will receive the following benefits: (i) payment of base salary through August 31, 2019 in the amount of $33,334, less applicable tax withholdings; (ii) payment of premiums for the continuation of coverage under the Company’s health insurance plans for Mr. Stech and his family under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for August 2019 (or reimbursement of amounts actually paid by Mr. Stech for separate health insurance policies purchased by Mr. Stech for him and his family for August 2019, up to a maximum amount not to exceed the amount that the Company would be required to pay if Mr. Stech had elected the continuation of health insurance coverage under COBRA for such period); and (iii) payment of Mr. Stech’s 2019 Q2 bonus based upon the Company’s 2019 Q2 bonus calculations under Mr. Stech’s Employment Agreement with the Company.
In exchange for such separation benefits, Mr. Stech released claims against the Company, including for unused accrued vacation leave, sick leave and PTO leave, and agreed to comply with certain restrictive covenants, including confidentiality, invention assignment, non-competition, non-solicitation and non-disparagement, as set forth and/or referenced in the Separation Agreement, including without limitation certain restrictive covenants related to his employment with Incipio. Specifically with respect to his employment with Incipio, Mr. Stech agreed that for a period of twelve months following July 17, 2019, he would not (i) engage, directly or indirectly, in the management, operation or control, or assist or supervise any person or entity in any aspect of the management, operation or control, of the screen protection business of Incipio, including the development, production, marketing, sale or distribution of screen protection products (“Screen Protection Competition”); and (ii) in connection with any aspect of the screen protection business of Incipio, he would not personally or on behalf of any other person or entity, directly or indirectly contact, call on, solicit business from, sell to, or do business with any customer of ZAGG who did business with ZAGG during the term of Mr. Stech’s employment with ZAGG, and would not divert or attempt to divert from ZAGG any screen protection business of any kind, including without limitation ZAGG’s customers, prospective customers, business partners, vendors or suppliers in connection with any aspect of the screen protection business of Incipio (“Screen Protection Solicitation”), and (iii)(a) ask, invite, solicit, induce, recruit or encourage any person who is, or who, within the six (6) preceding months, was known by him to be, employed by the Company or otherwise under contract with the Company to provide services to the Company (each a “Restricted Employee”) to terminate his or her employment or services with the Company or to take employment with or become employed by another person, including Incipio, or (b) employ or hire, offer to employ or hire, or facilitate or assist in the employing or hiring of, any Restricted Employee, to work for Mr. Stech or any other person or entity, including Incipio (collectively, “Employee Solicitation or Hiring”). Separately, Incipio agreed that neither it or any of its affiliates or their respective members, shareholders, directors, officers, managers, employees or agents, would ask or require that Mr. Stech engages, directly or indirectly, in Screen Protection Competition, Screen Protection Solicitation,
Employee Solicitation or Hiring, or disclosure of ZAGG’s confidential information in violation of his continuing confidentiality covenants in favor of ZAGG.
The foregoing description of the Separation Agreement is not complete and is subject to and qualified in its entirety by the complete terms of the Separation Agreement, a copy of which attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
The following are filed as Exhibits to this Current Report on Form 8-K:

Exhibit No.

10.1
Second Amendment Agreement, dated as of August 30, 2019, by and among ZAGG Inc, as borrower, KeyBank National Association, Zions Bancorporation, N.A. dba Zions First National Bank, and MUFG Union Bank, N.A., as lenders, and KeyBank National Association, as administrative agent.

10.2	Separation and Release of Claims Agreement, dated August 29, 2019, between ZAGG Inc and Brian Stech
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG INC

Dated: September 5, 2019	/s/ TAYLOR D. SMITH
Taylor D. Smith
Chief Financial Officer
(Principal financial officer)